Exhibit 5.1

[Centex Corporation Letterhead]

November 6, 2008

Centex Corporation
2728 North Harwood
Dallas, Texas  75201

Ladies and Gentlemen:

I am Senior Vice President, Chief Legal Officer and General Counsel of Centex Corporation, a Nevada corporation (the “Company”), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and Centex Trust I and Centex Trust II, each a statutory business trust formed under the laws of the State of Delaware (the “Trusts”, and together with the Company, the “Registrants”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale from time to time of (a) the Company's senior debt securities (the “Senior Debt Securities”), (b) the Company's subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (c) shares of common stock, par value $.25 per share, of the Company (the “Common Stock”), (d) shares of preferred stock of the Company (the “Preferred Stock”), (e) fractional shares of Preferred Stock or fractional interests in Debt Securities of the Company represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), (f) warrants of the Company to purchase other securities (the “Warrants”), (g) rights to purchase Common Stock or Preferred Stock (“Subscription Rights”), (h) preferred securities of the Trusts (the “Trust Preferred Securities”), (i) the Company's guarantees with respect to the Trust Preferred Securities (each, a “Guarantee” and, collectively, the “Guarantees”), (j) junior subordinated debt securities of the Company for issuance directly to the Trusts (the “Junior Subordinated Debt Securities”), (k) the Company's stock purchase contracts (the “Stock Purchase Contracts”), (l) the Company's stock purchase units (the “Stock Purchase Units”), consisting of Stock Purchase Contracts and other securities, and (m) such indeterminate number of shares of Common Stock, Preferred Stock and Debt Securities as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Receipts, Warrants or Subscription Rights or settlement of any Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustment, in amounts, at prices and on terms to be determined at the time of the offering (“Indeterminate Securities”).

The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights, the Trust Preferred Securities, the Guarantees, the Junior Subordinated Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units and the Indeterminate Securities may be hereinafter referred to as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

Each series of the Senior Debt Securities will be issued pursuant to an indenture dated as of October 1, 1998 between the Company and U.S. Bank National Association (originally executed with Chase Bank of Texas), as Trustee (the “Senior Indenture”) and each series of the Subordinated Debt Securities will be issued pursuant to an indenture dated as of November 5, 2008, between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Indenture”), as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”).  Depositary Shares will be deposited under a deposit agreement (each a “Depositary Agreement”) between the Company and a bank or trust company as depositary (each, a “Depositary”), and evidenced by Depositary Receipts.  Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and The Bank of New York Mellon Trust Company, National Association (successor to The Chase Manhattan Bank), as guarantee trustee thereunder (each, a “Guarantee Agreement” and, collectively, the “Guarantee Agreements”).  Each series of the Junior Subordinated Debt Securities will be issued pursuant to an indenture dated as of November 14, 2000 between the Company and The Bank of New York Mellon Trust Company, National Association (successor to The Chase Manhattan Bank), as Trustee (the “Junior Subordinated Indenture”), as such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Junior Subordinated Supplemental Indenture”).  Each Stock Purchase Contract will be issued pursuant to an agreement (the “Purchase Agreement”).

In furnishing this opinion, I or members of my staff have examined and relied upon copies of the Restated Articles of Incorporation and the Amended and Restated By-laws of the Company, as amended to date (together, the “Charter Documents”), the Senior Indenture and the Subordinated Indenture, the Guarantee Agreement and the Junior Subordinated Indenture filed as exhibits to the Registration Statement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company and the Trusts, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me; (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies; (c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (d) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (f) if any Securities are to be offered or sold pursuant to a definitive purchase, underwriting or similar agreement, such agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (h) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is my opinion that:

1.          The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada.

2.          With respect to a series of Senior Debt Securities, when (a) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Nevada and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Senior Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration provided for therein, the Senior Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (iii) the applicability or effect of any fraudulent transfer, preference or similar law, and (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

3.          With respect to a series of Subordinated Debt Securities, when (a) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Subordinated Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration provided for therein, the Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (iii) the applicability or effect of any fraudulent transfer, preference or similar law, and (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

4.          With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

5.          With respect to the shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock in the form required by applicable law (a “Certificate of Designation”), and such Certificate of Designation has been filed with the Secretary of State of the State of Nevada, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with any applicable legal requirements, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

6.          With respect to Depositary Shares representing fractional interests in any series of Preferred Stock or Debt Securities, when (a) the Board has taken all necessary corporate action to approve and determine the specific terms of the Depositary Shares and of their issuance in conformity with the Deposit Agreement, (b) the Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (c) the related series of Preferred Stock or Debt Securities has been duly authorized and validly issued in accordance with applicable law and delivered to the Depositary for deposit in accordance with the Deposit Agreement and any such Debt Securities constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (d) the Receipts, in the form contemplated and authorized by the Deposit Agreement evidencing the Depositary Shares have been duly executed, countersigned, registered and delivered (as applicable) against deposit of the related series of Preferred Stock or Debt Securities with the Depositary in accordance with the Deposit Agreement, and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and any applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration provided for therein, then the issuance and sale of the Depositary Shares (including any Depositary Shares duly issued (1) upon the exercise of any Warrants exercisable for Depositary Shares or (2) as part of any Stock Purchase Contract) will have been duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (iii) the applicability or effect of any fraudulent transfer, preference or similar law, and (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

7.          With respect to Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the applicability or effect of any fraudulent transfer, preference or similar law.

8.          With respect to Subscription Rights, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (b) the rights agreement or agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company, and (c) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered (as applicable) in accordance with the appropriate rights agreement or agreements and the applicable definitive purchase, underwriting or similar agreement (if any) approved by the Board in exchange for payment of the consideration (if any) provided for therein, the Subscription Rights will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the applicability or effect of any fraudulent transfer, preference or similar law.

9.          With respect to each Guarantee Agreement, when (a) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto, (b) the Company has received the purchase price for the Junior Subordinated Debt Securities to which such Guarantee Agreement relates, (c) such Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, and (d) the Board has taken all necessary corporate action to approve the Guarantee and the issuance thereof and related matters, such Guarantee Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (iii) the applicability or effect of any fraudulent transfer, preference or similar law, and (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

10.          With respect to a series of Junior Subordinated Debt Securities, when (a) any applicable Junior Subordinated Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Junior Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Junior Subordinated Indenture, any applicable Junior Subordinated Supplemental Indenture relating to such series and either (1) the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration provided for therein or (2) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, the Junior Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (iii) the applicability or effect of any fraudulent transfer, preference or similar law, and (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

11.          With respect to the Stock Purchase Contracts, when (a) the Purchase Agreement has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Stock Purchase Contracts have been duly executed and delivered in accordance with the Purchase Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration provided for therein, the Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (iii) the applicability or effect of any fraudulent transfer, preference or similar law, and (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

12.          With respect to the Stock Purchase Units, when (a) the Purchase Agreement has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Stock Purchase Units have been duly executed and delivered in accordance with the Purchase Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration provided for therein, the Stock Purchase Units (including, if applicable, debt securities of the Registrants included in the Units) will constitute legal, valid and binding obligations of the applicable Registrants, enforceable against the applicable Registrants in accordance with their terms, except as the enforceability thereof is subject to or limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the applicability or effect of any fraudulent transfer, preference or similar law.

I am licensed to practice law only in the State of Texas.  The opinions set forth above are limited to the laws of the State of Texas, the State of New York, the State of Nevada and the United States of America.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.  Additionally, I hereby consent to the reference to me under the caption “Legal Opinions” in the Registration Statement.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brian J. Woram

Brian J. Woram
Senior Vice President,
Chief Legal Officer and General Counsel